Exhibit 3.50.8

FORM LP 202 (Rev. July 2003) Filing Fee $50 SUBMIT IN DUPLICATE!

Return to:  Department of
Business Services
Limited Partnership Section
Room 357, Howlett Building
Springfield, IL  62756
Telephone:  (217) 785-8960
http://www.ilsos.net

All correspondence regard-ing this filing will be sent to the registered agent of the limited partnership unless a self-addressed envelope with pre-paid postage is included.

JESSE WHITE SECRETARY OF STATE STATE OF ILLINOIS CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)
(Please type or print clearly)

1.	The limited partnership’s name:	The Ponds of Pembroke Limited Partnership.

2.	File number assigned by the Secretary of State:	C000932.

3.	Federal Employer Identification Number (F.E.I.N.):	36-3550345.

4.	The certificate of limited partnership is amended as follows: (Check all applicable changes here and specify them in item 5.) (Address changes, P.O. Box alone is unacceptable)

	☐	a) Admission of a new general partner (give name and business address in item 5 on reverse).
	☐	b) Withdrawal of a general partner (give name in item 5 on reverse).
	☒	c) Change of registered agent and/or registered agent’s office (give new name and address, including county on item 5 on reverse).
	☒	d) Change in the address of the office at which the records required by Section 201 of the Act are kept (give new address in item 5 on reverse).
	☐	e) Change in the general partners name and/or business address (give name and new address in item 5 on reverse).
	☐	f) Change in the partners’ total aggregate contribution amount (give new dollar amount in item 5 on reverse).
	☐	g) Change in limited partnership’s name (give new name in item 5 on reverse).
	☐	h) Change in date of dissolution (give new date in item 5 on reverse).
	☐	i) Other (give information in item 5 on reverse).

5.	Place Item #4 changes here:
	c)	The Registered Agent is hereby changed to: Deborah C. Paskin 330 N. Wabash Ave., Ste. 1400 Chicago, IL 60611

	d)	The office at which records are kept is hereby changed to: 330 N. Wabash Ave., Suite 1400 Chicago, IL 60611

If additional space is needed, it must be continued on the reverse side and/or in the same format on a plain white 8 1/2 x 11 sheet, which must be stapled to this form.

6.	NAME(S) & BUSINESS ADDRESS(ES) OF GENERAL PARTNER(S)

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by a general partner, all new general partners and at least one, withdrawing general partner.

SIGNATURE AND NAME		BUSINESS ADDRESS
1. Signature		Number/Street		330 North Wabash Avenue, Ste. 1400
Type or print name and title	/s/ Deborah C. Paskin	City/town	Chicago
Deborah C. Paskin, Secretary of
Name of General Partner if a corporation or
other entity	Brookdale Holdings, Inc.	State	IL	Zip Code	60601
(must be in good standing)
2. Signature		Number/Street
Type or print name and title		City/town

Name of General Partner if a corporation or
other entity		State		Zip Code
3. Signature		Number/Street
Type or print name and title		City/town

Name of General Partner if a corporation or
other entity		State		Zip Code

(Signatures must be in BLACK INK on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
DO NOT SEND CASH!